Exhibit 4.5
SPECIMEN CLASS B WARRANT

(SEE REVERSE SIDE FOR LEGEND)

Number B- ______	CLASS B WARRANTS

(THIS WARRANT WILL BE VOID IF NOT CONVERTED PRIOR TO 5:00 P.M. NEW YORK CITY TIME,    , 2012)

CHINA GROWTH ALLIANCE LTD.

CUSIP G21114 122
CLASS B WARRANT

THIS CERTIFIES THAT, FOR VALUE RECEIVED

IS THE REGISTERED HOLDER OF

a Class B Warrant or Warrants expiring _________, 2012 (the “Class B Warrant”), where every two Class B Warrants automatically convert into one Class A Warrant (“Class A Warrant”) upon CHINA GROWTH ALLIANCE LTD.’s, a Cayman Islands corporation (the “Company”), consummation of its initial business combination. Each Class A Warrant entitles its holder to purchase one fully paid and non-assessable Ordinary Share, par value $.0004348 per share (the “Shares”), of the Company for each Class A Warrant evidenced by a Class A Warrant Certificate. The Class A Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the Company’s completion of a business combination with a target business or (ii) ______________, 2009, such number of Shares of the Company at the price of $6.00 per share (the “Warrant Price”), upon surrender of such Class A Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and American Stock Transfer & Trust Company.

This Warrant may expire on the date first above written if it is not automatically converted prior to such date pursuant to the terms of the Warrant Agreement or if the Company has not consummated its initial business combination by ____________ 2010.

No fraction of a Class A Warrant will be issued upon automatic conversation of a Class B Warrant. If, upon conversion of a Class B Warrant, a holder would be entitled to receive a fractional interest in a Class A Warrant, the Company will, upon conversion, round up to the nearest whole number the number of Class A Warrants to be issued to the warrant holder.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Class B Warrant does not entitle the registered holder to any of the rights of a shareholder of the Company.

COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
WARRANT AGENT
BY:
AUTHORIZED OFFICER

DATED:

(Signature)
CHIEF EXECUTIVE OFFICER
CHINA GROWTH ALLIANCE LTD.
CORPORATE
(Seal)
2007
CAYMAN ISLANDS
(Signature)
SECRETARY

[REVERSE OF CERTIFICATE]

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For value received,_____________________hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT EACH NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

of the Class B Warrants represented by this Warrant Certificate, and hereby irrevocably constitute(s) and appoint(s) ________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).